UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2014
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Tribute Pharmaceuticals Canada Inc.
(Exact Name of Registrant as Specified in its Charter)
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Ontario, Canada	001-31198	Not Applicable
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

151 Steeles Avenue East, Milton, Ontario, Canada L9T 1Y1
(Address of principal executive offices) (Zip code)

(519) 434-1540
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 8, 2013 (the “Initial Closing Date”), Tribute Pharmaceuticals Canada Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with SWK Funding LLC (the “Lender”), which was disclosed in a Form 8-K filed with the United States Securities and Exchange Commission on August 14, 2013.  On October 1, 2014 (the “Amendment Closing Date”), the Company entered into the First Amendment to the Credit Agreement and Guarantee (the “First Amendment”, and, together with the Credit Agreement, the “Amended Credit Agreement”) with the Lender. The Amended Credit Agreement provides for a multi-draw term loan to the Company for up to a maximum amount of US$17,000,000 (the “Loan Commitment Amount”). On the Amendment Closing Date, the Lender advanced the Company an additional amount equal to US$6,000,000 pursuant to the terms of a promissory note executed on the Amendment Closing Date (the “October 2014 Note”). The October 2014 Note is due and payable on December 31, 2018 (the “Term Loan Maturity Date”).

The outstanding principal balance under the October 2014 Note shall bear interest at a rate per annum equal to the LIBOR Rate (subject to a minimum amount of two percent (2.0%)) plus eleven and one-half percent (11.5%), or a minimum interest rate of thirteen and one-half percent (13.5%), and shall be due and payable in arrears on the last business day of each of the months of January, April, July and October, commencing in October 2014, upon a prepayment of any principal amount borrowed and at maturity; provided that Revenue-Based Payments (as defined below) on principal will not commence until April 2015, as set forth below. Upon the earlier of (i) the Term Loan Maturity Date or (ii) full repayment of the October 2014 Note, the Company shall pay an exit fee in an amount equal to one percent (1.0%) multiplied by the aggregate principal amount of all amounts advanced under the Credit Agreement.

In addition, on the Amendment Closing Date, the Company issued the Lender a warrant (the “Amendment Warrant”) to purchase 740,000 common shares of the Company (the “Amendment Warrant Shares”). The Amendment Warrant is exercisable for a period of five years from the Closing Date at an exercise price of US$0.70, subject to adjustment. The Lender may exercise the Amendment Warrant on a cashless basis at any time. In the event the Lender exercises the Amendment Warrant on a cashless basis we will not receive any proceeds. The exercise price of the Amendment Warrant is subject to customary adjustment provisions for stock splits, stock dividends, recapitalizations and similar events. The Amendment Warrant and the Amendment Warrant Shares are subject to a hold period expiring on February 2, 2015, pursuant to Canadian securities laws. The Amendment Warrant and the Amendment Warrant Shares were, or will be, issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, and are, or will be, “restricted securities” as such term is defined in Rule 144 under the Securities Act.

The remaining portion of the Loan Commitment Amount (currently US$3,000,000) may be advanced to the Company upon written notice provided to the Lender during the period beginning from the Amendment Closing Date and ending on December 31, 2015 provided (i) no default has occurred under the Amended Credit Agreement and (ii) the Lender has received an executed warrant (the “Subsequent Term Loan Warrant”) to purchase a number of common shares of the Company equal to the number obtained when the amount of the subsequent tranche is multiplied by 8.0% and the product is divided by the exercise price of the warrant. The exercise price of the warrant will be equal to 20% above the lower of (i) the average closing price of the Company’s common shares on the OTCQX International over-the-counter trading market for the 20 days preceding the closing of the subsequent tranche and (ii) the closing price of the Company’s common shares on the OTCQX International over-the-counter trading market on such closing date. The Subsequent Term Loan Warrant will be exercisable for a period of five years from the closing date of the subsequent tranche, subject to adjustment. Upon issuance, the Lender may exercise the Subsequent Term Loan Warrant on a cashless basis at any time. In the event the Lender exercises the Subsequent Term Loan Warrant on a cashless basis we will not receive any proceeds. The exercise price of the Subsequent Term Loan Warrant is subject to customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

If, at any time after the Amendment Closing Date, the Company shall determine to file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act, of any of its equity securities (other than on Form S-4, Form S-8), the Company shall use its best efforts to include in such registration statement all of the common shares of the Company issuable upon exercise of the Initial Warrant, the Amendment Warrant and the Subsequent Term Loan Warrant.

The Company may elect to prepay any portion of the October 2014 Note, in whole or in part, upon five days’ written notice. The prepayment premium is calculated as follows: (i) if such prepayment is made on or after the Amendment Closing Date but prior to the first anniversary of the Amendment Closing Date, 4% of the aggregate amount of the term loans so prepaid, (ii) if such prepayment is made on or after the first anniversary of the Amendment Closing Date but prior to the second anniversary of the Amendment Closing Date, 3% of the aggregate amount of the term loans so prepaid, (iii) if such prepayment is  made on or after the second anniversary of the Amendment Closing Date but prior to the third anniversary of the Amendment Closing Date, 1% of the aggregate amount of the term loans so prepaid, and (iv) if such prepayment is made on or after the third anniversary of the Amendment Closing Date , no prepayment premium is required to be paid. The Company shall be required to prepay the October 2014 Note in an amount equal to any “Net Cash Proceeds” received from any “Disposition”. A “Disposition” is defined in the Amended Credit Agreement to mean, as to any asset or right of the Company, (a) any sale, lease, assignment or other transfer (excluding any license or sublicense), (b) any loss, destruction or damage thereof or (c) any condemnation, confiscation, requisition, seizure or taking thereof, in each case excluding (i) any Disposition where the Net Cash Proceeds of any sale, lease, assignment, transfer, condemnation, confiscation, requisition, seizure or taking which do not in the aggregate exceed US$100,000 in any fiscal year, (ii) the sale of inventory or product in the ordinary course of business and (iii) issuance of equity securities permitted under the Amended Credit Agreement including any issuance of equity interests by the Company. “Net Cash Proceeds” means: (a) with respect to any Disposition, the aggregate cash proceeds received by the Company pursuant to the Disposition net of (i) the reasonable direct costs relating to the Disposition, (ii) any portion of such proceeds deposited in an escrow account pursuant to the documentation relating to such Disposition until release from escrow, (iii) taxes and other governmental costs and expenses paid or reasonably estimated by the Company to be payable as a result thereof, (iv) amounts required to be applied to the repayment of any debt secured by a lien that has priority over the lien, if any, of the Lender on the asset subject to such Disposition, (v) reserves for purchase price adjustments and retained liabilities reasonably expected to be payable by the Company in connection therewith (with any difference between the reserves and the amount finally paid constituting Net Cash Proceeds) and (vi) (A) with respect to any Disposition described in clauses (a), (b) or (c) of the definition of Disposition, all money actually applied within 180 days to replace such assets to be used in the business of the Company, and (B) with respect to any Disposition, all money actually applied within 180 days to replace the assets in question or to repair or reconstruct damaged property or property affected by loss, destruction, damage, condemnation, confiscation, requisition, seizure or taking; and (b) with respect to any issuance of equity securities, the aggregate cash proceeds received by the Company pursuant to such issuance, net of the reasonable direct costs relating to such issuance.

The Company is also required to make certain “Revenue-Based Payments”, which payment amount is based on a percentage of the aggregate of net sales, royalties and any other income or revenue actually received by (or otherwise recognized by in accordance with GAAP) the Company in each fiscal quarter (the “Aggregate Revenue”). The Revenue-Based Payment with respect to each fiscal quarter is payable on the payment date next following the end of such fiscal quarter.  Commencing with the fiscal quarter ending September 30, 2014, the Revenue-Based Payment with respect to each fiscal quarter shall be equal to the difference between (x) the aggregate Revenue-Based Payments payable from January 1 of the fiscal year of which the fiscal quarter is part through the end of such fiscal quarter, calculated as the sum of: (i) eighteen percent (18%) of the Aggregate Revenue and royalties up to US$10,000,000 in such fiscal year; and (ii) twelve and one-half percent (12.5%) of the Aggregate Revenue and royalties which exceed US$10,000,000 in such fiscal year, and (y) the amount of Revenue-Based Payments, if any, made with respect to prior fiscal quarters in such fiscal year, if any. The Revenue-Based Payments must be applied in the following priority (i) first to the payment of all fees, costs, expenses and indemnities due and owing to the Lender under the Amended Credit Agreement, (ii) second, to the payment of all fees, costs, expenses and indemnities due and owing to any other lenders under the Amended Credit Agreement, (iii) third, to the payment of all accrued but unpaid interest until paid in full; and (iv) fourth, for each payment date on or after April 30, 2015, to the payment of all principal of the loans up to a maximum of US$1,000,000 in respect of any payment date.

On the Amendment Closing Date, in connection with the Amended Credit Agreement, as security for any obligation of the Company to the Lender under the Amended Credit Agreement, the Company and the Lender entered into an amendment to each of (i) the guarantee and collateral agreement pursuant to which, among other things, the Company unconditionally guaranteed any and all obligations to the Lender as well as granted the Lender a first priority security interest in substantially all of the assets of Company and (ii) the intellectual property security agreement pursuant to which, among other things, the Company granted the Lender a security interest in all of the Company’s intellectual property assets in respect of which the Company was capable of granting a security interest.

The Amended Credit Agreement contains customary affirmative and negative covenants for credit facilities of its type, including but not limited to, limiting the Company’s ability to pay dividends or make any distributions, incur additional indebtedness, grant additional liens, engage in any other line of business, make investments, merge, consolidate or sell all or substantially all of its assets and enter into transactions with related parties. The Amended Credit Agreement also contains certain financial covenants, including, but not limited to, certain minimum net sales requirements.

The Amended Credit Agreement includes customary events of default, including but not limited to, failure to pay principal, interest or fees when due, failure to comply with covenants, default under certain other indebtedness, certain insolvency or bankruptcy events, the occurrence of certain material judgments the institution of any proceeding by a government agency or a change of control of the Company.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by this reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tribute Pharmaceuticals Canada Inc.

October 7, 2014	By:	/s/ Scott Langille
Scott Langille
Chief Financial Officer